EXHIBIT 23











                CONSENT OF INDEPENDENT ACCOUNTANTS
                       ---------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-32399, No. 33-44794 and No. 333-79297) of Aztar Corporation of our reports dated February 1, 2000 relating to the consolidated financial statements and financial statement schedule of Aztar Corporation and of the financial statements of Tropicana Enterprises, which appear in this Form 10-K.












PRICEWATERHOUSECOOPERS LLP




Phoenix, Arizona
March 20, 2000